FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT


This  Fifth  Amendment  to  the  Employment   Agreement   between  Chartwell  Re
Corporation and Richard E. Cole is entered into as of August 4, 1998.

                                    RECITALS

A. Chartwell Re Corporation (the "Company") entered into an Employment Agreement (the "Agreement") with Richard E. Cole (the "Executive") dated December 8, 1993; and

B. The Agreement set forth the terms and conditions of the Executive's employment with the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby consent to amend the Agreement as follows:

1. Clause (i) in Section 5(e) shall be deleted and the following shall be inserted in its place:

         "As soon as practicable following the end of each calendar year ending on or prior to the end of the Term, the Company shall contribute to a separate account (the "Trust Account") established for the Executive in a rabbi trust (the "Rabbi Trust") administered by a bank or trust company reasonably satisfactory to the Executive (the "Trustee"), an amount equal to 20% of the Base Salary paid to the Executive during such calendar year."

2. The last sentence of clause (ii) in Section 5(e) shall be deleted and the following shall be inserted in its place:

         "The Trustee shall provide the Company with written notice of any proposed investment and a reasonable period of time to respond to the Trustee with a written statement that such proposed investment could reasonably be expected to have the adverse effect described in the immediately preceding sentence. Notwithstanding the foregoing, the Trustee shall have ultimate investment authority with respect to all investments made of the amounts contributed to the Trust Account."

3. The first sentence of clause (iii) in Section 5(e) shall be deleted and the following shall be inserted in its place:

         "For each taxable year of the Company, the Company shall be entitled to instruct the Trustee to deduct from the Trust Account and distribute to the Company as of the end of the first calendar quarter following such taxable year an amount equal to the greater of zero and the following:

                                        Individual Trust Account Taxes
         (Aggregate Taxes - $50,000) x  ------------------------------
                                               Aggregate Taxes

         where "Aggregate Taxes" means all federal, state and local income or franchise taxes deemed payable by the Company with respect to the aggregate income or gains (offset by losses and loss carryforwards) recognized by the Trust Account and each other trust account held in the Rabbi Trust and "Individual Trust Account Taxes" means all federal, state and local income or franchise taxes deemed payable by the Company with respect to the income or gains attributable to the Trust Account (offset by losses and loss carryforwards of the Trust Account on a separate basis)."

4. Clause (iv) in Section 5(e) shall be deleted and the following shall be inserted in its place:

         "Within 10 calendar days following the Executive's attainment of age 65 or, if earlier, within the time periods following the Executive's Date of Termination specified in Section 8, the Trustee shall make payments to the Executive in cash (or, if consented to by the Company and the Executive, in kind) of the balance of the Trust Account less any amount which the Trustee may deduct pursuant to clause (iii) above with respect to the period from the end of the immediately preceding taxable year of the Company to the date of the payment to the Executive, including any taxes payable as a result of the distribution."

5. Clause (v) in Section 5(e) shall be deleted and the following shall be inserted in its place:

         "For purposes of determining Aggregate Taxes and Individual Trust Account Taxes pursuant to this Section 5(e), it shall be assumed that the Company pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes applicable to business corporations in the jurisdictions in which the Company is subject to state and local income and franchise taxes, with such federal and state taxes reduced in order to reflect the deductibility of any state and local income and franchise taxes in determining federal taxes."

6.       The following shall be added to the end of clause (vi) in Section 5(e):

         "In the event that all or any portion of the principal and interest in the Trust Account is not available to be distributed to the Executive for any reason, the Company shall be liable to the Executive for an amount equal to the amount contributed to the Trust Account, increased (or decreased) by the income (or loss) attributable to the Trust Account, reduced by any amounts previously distributed from the Trust Account to the Executive or his beneficiaries and reduced by any amounts paid or payable to the Company pursuant to clause (iii) above."

7.       The following shall be added to the end of Section 5(h):

         "If the number of vacation, paid holiday or personal days is reduced as a result of a change in policy by the Company, the Executive shall be entitled to the highest number of vacation, paid holiday and personal days to which the Executive was entitled under Company policy during any calendar year during the Term. Upon termination in accordance with
         Section 8, the Executive shall be entitled to receive the pro-rata portion of the Executive's then current Base Salary for any of the Executive's accrued and unutilized vacation and personal days during the Term."

8. Section 6(b)shall be deleted and the following shall be inserted in its place:

         "Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of 12 consecutive months, and within 30 days after written Notice of Termination is given (which may occur only after the end of such 12 month period), the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder for "Disability"."

9. The last sentence of Section 6(c) shall be deleted and the following shall be inserted in its place:

         "Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) delivery to the Executive of a Notice of Termination (as defined in Section 7(a)) from the Board finding that in the good faith opinion of a majority of the Board the Executive was guilty of conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail, (2) providing a period of 30 calendar days from the date of delivery of the Notice of Termination for the Executive to cure the conduct set forth in the Notice of Termination and (3) an opportunity for the Executive, together with his counsel, to be heard before the Board."

10. Clause (i) of Section 6(d) shall be deleted and the following shall be inserted in its place:

         "a material and adverse change in the Executive's status, authority, duties or function or in the Executive's individual ability to participate in or receive benefits under any incentive compensation, bonus, stock option, stock ownership, employee benefit or other employee welfare plan on the same basis as employees of the Company generally,"

11. Clause (iii) of Section 7(b)shall be deleted and the following shall be inserted in its place:

         "if the Executive's employment is terminated pursuant to Section 6(c), 30 days after the Notice of Termination (provided that the Executive shall not have cured the conduct set forth in the Notice of Termination during such 30 day period and the other requirements of Section 6(c) shall have been met), and"

12. Section 8(a) shall be deleted and the following shall be inserted in its place:

         "Death. If the Executive's employment is terminated by his death, the Company shall within 30 calendar days of the Executive's death pay to the Executive's estate or as may be directed by the legal representatives of such estate any amounts accrued and due to the Executive under Sections 5(a), 5(b), 5(d), 5(e), 5(f), 5(g), 5(h) and 5(j) through the date of his death, and the Company shall have no further obligations hereunder."

13. The number "180" in the first sentence of Section 8(b) shall be deleted and the number "365" shall be inserted in its place.

14. The last sentence of Section 8(b) shall be deleted and the following shall be inserted in its place:

         "Upon the Executive's termination of employment for Disability pursuant to Section 6(b), the Company shall within 30 calendar days of the Date of Termination pay the Executive any amounts accrued and due to the Executive under Sections 5(a), 5(b), 5(d), 5(e), 5(f), 5(g), 5(h) and 5(j) through his Date of Termination, and the Company shall have no further obligations hereunder."

15. Section 8(c) shall be deleted and the following shall be inserted in its place:

         "Cause or By Executive Without Good Reason. If the Executive's employment with the Company is terminated for Cause or by the Executive without Good Reason, the Company shall within 30 calendar days of the Date of Termination pay the Executive all amounts accrued and due to the Executive under Sections 5(a), 5(d), 5(e), 5(f), 5(g), 5(h) and 5(j) through his Date of Termination and the Company shall have no further obligations hereunder."

16. Clause (i) of Section 8(d) shall be deleted and the following shall be inserted in its place:

         "within 30 calendar days of the Date of Termination pay the Executive all amounts accrued and due to the Executive under Sections 5(a), 5(b), 5(d), 5(e), 5(f), 5(g), 5(h) and 5(j) through his Date of Termination,"

17. Clause (ii) of Section 8(d) shall be deleted and the following shall be inserted in its place:

         "pay the Executive his Base Salary (at the highest rate in effect at any time during the Term) for three years from the Date of Termination (or through such earlier time that the Executive violates the provisions of Section 10) at the times such payments would otherwise have been made under Section 5(a),"

18. Clause (iv) of Section 8(d) shall be deleted and the following shall be inserted in its place:

         "provide the Executive with outplacement services having a value of at least $10,000 and continuing for a period of one year from the Date of Termination (it being understood and agreed that the Company shall not have any obligation to purchase outplacement services in excess of $10,000 pursuant to this clause (iv))."

19. The first paragraph of Section 8(e) shall be deleted and the following shall be inserted in its place:

         "Notwithstanding any other provisions in this Agreement, if during the two year period following a "Change of Control" of the Company, the Executive's employment with the Company shall terminate as a result of:

                           (i) the termination of the Executive's  employment by
                  the Company (including a failure by the Company to extend the Term) other than for Disability or Cause, or

                           (ii) the Executive's termination for Good Reason,

         the Company shall pay to the Executive, within five (5) days following the Date of Termination, the compensation set forth in Section 8(d)(i), plus (in lieu of the compensation set forth in Sections 8(d)(ii) and (iii)) a lump sum payment equal to the sum of (A) three (3) times the Executive's Base Salary (at the highest rate in effect at any time during the Term) and (B) an amount equal to the greater of (1) the highest annual bonus paid to the Executive during the two fiscal years prior to the Change of Control or (2) the highest annual bonus paid to the Executive after the Change of Control, but only to the extent payment of such amount does not subject the Executive to any Excise Tax (as defined below) in connection therewith. In addition to the foregoing, for a period of two years following the Date of Termination, the Company shall provide the Executive with continued participation (or equivalent benefits if such participation is not permitted) in the employee benefit plans provided to the Executive pursuant to Section 5(c) as of the Date of Termination. If requested by the Executive within 30 calendar days of the Date of Termination, in lieu of the obligation of the Company set forth in the immediately preceding sentence, the Company shall pay to the Executive within 30 calendar days of receipt of such request the amount needed by the Executive to purchase benefits equivalent to those provided to the Executive pursuant to Section 5(c) as of the Date of Termination for a period of two years from the Date of Termination."

20. The fourth sentence of Section 8(f) shall be deleted and the following shall be inserted in its place:

         "If a determination (as defined in Section 1313 of the Code) is made that the Executive owes less Excise Tax than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall pay to the Company the amount of any refunded Excise Tax (and any statutory interest paid to the Executive by the Internal Revenue Service) promptly upon receipt. The Executive shall also pay to the Company the value of any tax savings which the Executive realizes as a result of the repayment of the Excise Tax to the Company."

21.      The following shall be added to the end of Section 9:

         "Except as set forth in this Section 9, the Executive shall have no duty to mitigate the effects of this Agreement, and the Company shall have no right to reduce the Executive's severance benefits under this Agreement."

22. The last sentence of Section 10(d) shall be deleted and the following shall be inserted in its place:

         "Notwithstanding the foregoing provisions of this Section 10, the Executive (x) may discuss this Agreement with the members of his immediate family and with his personal legal and tax advisors, provided that, prior to disclosing any term or condition of this Agreement to any such person, the Executive shall obtain from such person for the benefit of the Company his or her agreement to observe the foregoing provisions and (y) may disclose any information regarding this Agreement or other information regarding the Company or its majority-owned subsidiaries which, in the opinion of the Executive's counsel, the Executive is legally compelled to disclose."

23. The first paragraph of Section 11 shall be deleted and the following shall be inserted in its place:

         "For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered to the recipient, addressed as follows:"

24.      The following new paragraphs shall be added to the end of Section 13:

          "The Executive and the Company shall each promptly select an arbitrator and a third arbitrator shall be selected jointly by the arbitrators selected by the parties within 15 days of their selection by the Executive and the Company. If the arbitrators are unable to agree on a third arbitrator within that period, then the Company or the Executive may request that the American Arbitration Association select the third arbitrator. The arbitrators shall possess substantive legal experience in the principal issues in dispute and shall be independent of the parties hereto.

         The arbitration shall take place at a location selected by the arbitrators within the New York City metropolitan area. The arbitrators shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. Either party may apply to a court for enforcement of the remedy or relief the arbitrators order or grant.

         Any discovery permitted shall be limited to information directly relevant to the controversy or claim in arbitration. In the event of discovery disputes, the arbitrators are directed to issue such orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy and other relevant considerations.

         The Company shall reimburse the Executive, upon demand, for all costs and expenses (including, without limitation attorneys' fees) reasonably incurred by the Executive in good faith in connection with this arbitration provision, including, without limitation, in connection with any such application undertaken by the Executive in good faith as well as for all such costs and expenses reasonably incurred by the Executive in connection with entering or enforcing the award rendered by the arbitrators.

         Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company."

25. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

26. This Fifth Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

27. This Fifth Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

28. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

IN WITNESS WHEREOF, the Executive has executed this Fifth Amendment and the Company has caused this Fifth Amendment to be executed by its duly authorized representative.

                                            CHARTWELL RE CORPORATION


/s/ Richard E. Cole                         By: /s/ John V. Del Col
-----------------------                         --------------------------------
    Richard E. Cole                             John V. Del Col
                                                Vice President, General Counsel
                                                & Secretary